UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

Amendment No. 1 on
FORM 8-K/A
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

______________

iMergent, Inc.
(Exact name of registrant as specified in its charter)

______________

Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ
Tempe, AZ  85281
(Address of principal executive offices) (Zip Code)

(623) 242-5959
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by iMergent, Inc. (the “Company”) on November 3, 2010 to reflect an amendment made to the Schedule TO filed by the Company with the Securities and Exchange Commission on November 3, 2010 (the "Schedule TO").  The Schedule TO was amended to provide that the Offer (as defined below) expires on December 3, 2010, at 12:00 a.m., New York City time.

ITEM 8.01—OTHER EVENTS.

On November 3, 2010, the Company filed the Schedule TO, relating to the offer by the Company to purchase for cash up to $4,750,000 in value of shares of its common stock, $0.001 par value per share, at a price not greater than $4.75 per share nor less than $4.35 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 3, 2010, a copy of which is attached to the Schedule TO as Exhibit (a)(1)(A), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the "Offer"), a copy of which is attached to the Schedule TO as Exhibit (a)(1)(B).  On November 9, 2010, the Company filed an Amendment No. 1 to the Schedule TO on Schedule TO/A to provide that the Offer will expire on December 3, 2010, at 12:00 a.m, New York City time.  All references in the Schedule TO, the documents filed therewith and the documents mailed to shareholders of the Company in connection therewith to “Expiration Time”, “5:00 p.m., New York City time, on December 2, 2010” or “December 2, 2010, 5:00 p.m., New York City time” or other similar phrases were amended to mean December 3, 2010, at 12:00 a.m., New York City time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: November 9, 2010	By:	/s/ JONATHAN R. ERICKSON
Jonathan R. Erickson
Chief Financial Officer